UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

ROKK3R INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28453	75-2610236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 NW 2nd Avenue #203, Miami, FL 33127
(Address of principal executive offices, including zip code)

(305) 259-6637
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 26, 2018, Rokk3r Inc. (“we”, “us”, or the “Company”) entered into a Stock Purchase Agreement with an accredited investor pursuant to which, at closing, we agreed to issue and sell to that investor up to 4,687,500 shares of our Series B Convertible Preferred Stock, $0.0001 par value (“Series B Preferred”) at a price of $0.64 per share for an aggregate of $3,000,000. An aggregate of 3,906,250 shares will be issued and sold in five monthly tranches of at least 781,250 shares ($500,000) each, commencing on the July 27, 2018, the initial closing date, for an aggregate of $2,500,000. After the earlier of the four-month period after the initial closing date or the sale of 3,906,250 shares and not later than six months after the date of the initial closing, the investor may, but shall not be obligated to, purchase from us in a single closing, up to an additional 781,250 shares, not previously sold and never to exceed the number of Series B Preferred, at a price of $0.64 per share. We will use the proceeds from the issuance of the Series B Preferred for the operations of our business and for working capital purposes. A summary of the preferences and rights of the Series B Preferred is set forth in Item 5.03 of this Form 8-K.

Security and Pledge Agreement.

In connection with our obligations under the Stock Purchase Agreement, our company and our affiliate Rokk3r Labs LLC (“Rokk3r Labs”) entered into a Security and Pledge Agreement. Pursuant to the terms of this agreement, Rokk3r Labs pledged as collateral security for the payment, performance and observance of all of our obligations under Security and Pledge Agreement, the Stock Purchase Agreement, the Investor Rights Agreement, and the Series B Preferred, securities owned by Rokk3r Labs with a value of approximately $16,000,000 (the “Collateral”). Rokk3r Labs may transfer any of its interests in the Collateral so long as our company or Rokk3r Labs, at their option, (i) add the proceeds of such transfer to the Collateral or (ii) promptly pledge a first priority security interest in one or more securities identified in the Security and Pledge Agreement that have an aggregate value equal to or greater than the value of such proceeds, provided, however, (x) no replacement collateral shall be required unless the aggregate value of the then-remaining Collateral decreases below an amount that is equal to three (3) times the amount invested and (y) any such reserve equity interests used as replacement collateral shall be subject to the investor’s prior approval (not to be unreasonably withheld or delayed).

Upon a default under the terms of the Security and Pledge Agreement, the Stock Purchase Agreement, the Investor Rights Agreement, or the Series B Preferred, the investor may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral. The pledge of the Collateral shall (a) remain in full force and effect until (i) we have acquired 75% of Rokk3r Labs’ current ownership interests in the aggregate in the entities that make up the reserved equity interests and the Collateral, or (ii) 75% of the shares of Series B Preferred owned by the investor have been converted into our common stock or have been redeemed by the investor.

Investor Rights Agreement

In connection with our obligations under the Stock Purchase Agreement, we entered into an Investor Rights Agreement with the investor. Pursuant to the terms of this agreement, we agreed to, among other things, file a registration statement covering the investor’s resale of the Common Stock underlying the Series B Preferred (to the extent such shares are registrable under the Securities Act) within 60 days following demand by such investor, with such demand right permitted any time after 180 days after the effective date of a registration statement related to our first underwritten public offering of our Common Stock under the Securities Act (an “IPO”). In addition, we agreed to register such shares if we file a registration statement in connection with a public offering of our securities for cash. So long as the investor holds 75% of the Series B Preferred, the investor has similar demand registration rights if at any time we are eligible to use a Form S-3. All registration rights are subject to cut back to the extent our Chief Executive Officer makes a good faith determination that a registration statement would interfere with certain corporate events identified in such agreement. All expenses (other than selling expenses) incurred in connection with registrations, fees and disbursements of our counsel; and the reasonable fees and disbursements of counsel for the selling investors will be paid by us.

The investor has certain information, observer and inspection rights which permit such investor to receive certain financial statements on a periodic basis, budget and business plan information annually and such other information as the investor shall reasonably request.  The investor is entitled to appoint two representatives to become members of our strategic Advisory Board for a period of no less than two years after the initial issuance of the Series B Preferred. The Advisory Board will be established by our board to offer them and the Company strategic ideas and advice regarding potential businesses expansion and strategy of the Company as mandated from time-to-time by the board, including development and location of Rokk3r Hubs, opportunity identification, pilot program identification and execution, deal origination, acquisitions and mergers and representation of the Company and its brand. We agreed to compensate the investor for the participation by its designees on our Advisory Board by issuing the investor 300,000 shares of our restricted Common Stock, with 50% of such shares vesting twelve months after the issuance date of the Series B Preferred and the 50% remaining balance vesting twenty-four months after the issuance date of the Series B Preferred, so long as at least one investor designee is a member of the Advisory Board at the time of vesting. In addition, the investor or its affiliates are entitled to, without additional charge, certain corporate educational services we provide to our clients.

The information, observer, inspection and advisory board rights will terminate (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a deemed liquidation event (as defined in the Investor Rights Agreement), whichever event occurs first.

The foregoing descriptions of the Security and Pledge Agreement, the Stock Purchase Agreement and the Investor Rights Agreement are summaries only and are qualified in their entireties by reference to the full text of such agreement filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures above in Item 1.01 are incorporated by reference in this Item 3.02 in their entirety.

The shares of Series B Preferred and Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series B Preferred Stock

On July 26, 2018, we filed a certificate of designation, preferences and rights of Series B preferred stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 4,687,500 shares of our previously authorized preferred stock as Series B preferred stock. The Certificate of Designation and its filing was approved by our board of directors on July 26, 2018 without shareholder approval as provided for in our articles of incorporation and under Nevada law.

The Certificate of Designation includes:

•	the original issue price of each share is $0.64 (the “Original Issue Price”),

•	the shares are entitled to one vote for each share of common stock that such shares of Series B Preferred are convertible into,

•	the shares do not pay dividends,

•
each share is convertible into shares of our common stock at a conversion rate of one share of common stock for each share of Series B Preferred, subject to adjustment as hereinafter set forth. In the event of a breach by us of the rights, preferences, powers, restrictions and limitations of the Series B Preferred, then the number of shares of our common stock issuable upon conversion will be increased to 1.1 shares of common stock for each share of Series B Preferred and the holder may exercise its redemption rights discussed below,

•
the conversion price of the Series B Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, the conversion price is subject to adjustment if we issue or sell shares of our common stock in one or more capital-raising transactions which results in gross proceeds to us of more than $500,000 at a purchase price per share of less than $0.64. If this event should occur, the number of shares of our common stock issuable upon conversion is increased on a pro-rata basis, and

•
the holder of the Series B Preferred has the right to elect to have all or any portion of the then outstanding shares of Series B Preferred redeemed by us at any time and from time to time on or after 18 months following the issuance of 3,906,250 shares or after any breach of the rights, preferences, powers, restrictions and limitations of the Series B Preferred for a price per share equal to 122.5% of the Original Issue Price, as adjusted.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock
10.1	Stock Purchase Agreement dated July 26, 2018
10.2	Security and Pledge Agreement dated July 26, 2018
10.3	Investor Rights Agreement dated July 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rokk3r Inc.

Date: August 1, 2018	By:	/s/ Nabyl Charania
Name: Nabyl Charania
Title: Chief Executive Officer

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